Contact:
Jennifer Flachman
Director of Investor Relations
AMERCO
(602) 263-6601
Flachman@amerco.com

AMERCO REPORTS THIRD QUARTER FISCAL 2008 FINANCIAL RESULTS

RENO, Nev. (February 6, 2008)--AMERCO (Nasdaq: UHAL), parent of U-Haul International, Inc., North America’s largest do-it-yourself moving and storage operator, today reported a net loss for its third quarter ending December 31, 2007, of $13.6 million, or $0.69 per share, compared with a net loss of $12.7 million, or $0.61 per share, for the same period last year.

For the nine-month period ending December 31, 2007, net earnings available to common shareholders were $72.1 million, or $3.64 per share, compared with net earnings of $96.7 million, or $4.62 per share for the same period last year. Included in the results for December 31, 2006, was a nonrecurring after-tax charge of $0.20 per share associated with the Company’s second- quarter debt amendment. Taking into account the nonrecurring charge, the adjusted earnings per share were $4.82 for the nine months ending December 31, 2006.

“While we recorded a modest increase in U-Move revenue for the quarter, we remain lower for the first nine months of our fiscal year, “stated Joe Shoen, chairman of AMERCO.  “The fourth quarter is developing in line with the most recent analyst’s estimate. As always in the fourth quarter, bad weather can significantly offset income, most of which comes right off of the bottom line.”

Highlights of Third-Quarter 2008 Results

•
Self-moving equipment rentals increased $1.8 million for the third quarter of fiscal 2008 compared with the third quarter of fiscal 2007.  The Company continues to face challenges increasing transactions and improving revenue per transactions.

•
Self-storage revenues for the Moving and Storage segment increased 4.7 percent for the third quarter of fiscal 2008 compared with the same period last year.  Pricing at selected locations continues to be positive.  The average number of rooms occupied for the third quarter of fiscal 2008 was greater than the same period last year; however, our room occupancy rate has decreased 2.8 percent during that time frame as we attempt to rent new rooms added to the system.  Since the end of the third quarter of fiscal 2007 the Company has added nearly 6,000 rooms totaling 580,000 square feet of storage space.

•
During the third quarter of fiscal 2008 SAC Holding II was deconsolidated from AMERCO’s financial statements.  As such, SAC Holding II is not included in our December 31, 2007 balance sheet and the December 31, 2007 statements of operations and cashflows include SAC Holding II activity through October 31, 2007.

•	Depreciation on rental equipment increased $9.7 million for the third quarter of fiscal 2008 compared with the third quarter of fiscal 2007.

•	On December 5, 2007 the AMERCO Board of Directors authorized the Company to repurchase up to $50 million of its common stock from time to time until December 31,

2008.  Through the date of this release the Company has not yet made a repurchase under this program.

AMERCO will hold its investor call for the third quarter of fiscal 2008 on Thursday, February 7, 2008, at 8 a.m. Mountain Time (10 a.m. Eastern). The call will be broadcast live over the Internet at www.amerco.com. To hear a simulcast of the call, or a replay, visit www.amerco.com.

Use of Non-GAAP Financial Information

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, the Company uses certain non-GAAP performance measures, including adjusted earnings per share, to provide a better understanding of the Company’s underlying operational results.  The Company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to occur only infrequently.

About AMERCO

AMERCO is the parent company of U-Haul International, Inc., North America’s largest “do-it-yourself” moving and storage operator, AMERCO Real Estate Company, Republic Western Insurance Company and Oxford Life Insurance Company.

Since 1945, U-Haul has been the first choice of do-it-yourself movers, with a network of more than 15,950 locations in all 50 United States and 10 Canadian provinces. U-Haul customers' patronage has enabled the U-Haul fleet to grow to more than 100,000 trucks, 78,500 trailers and 31,100 towing devices. U-Haul offers more than 389,000 rooms and more than 34 million square feet of storage space at more than 1,055 owned and managed facilities throughout North America. U-Haul is the consumer’s number one choice as the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul supplies alternative-fuel for vehicles and backyard barbecues as one of the nation’s largest retailers of propane.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect AMERCO’s business and future operating results, please refer to our Form 10-Q for the quarter ended December 31, 2007, which is on file with the SEC.

Report on Business Operations

Listed below are revenues and earnings from operations at each of our operating segments for the third quarter of fiscal 2008 and 2007; for the insurance companies the third quarter ended September 30, 2007 and 2006.

	Quarter Ended December 31,
	2007	2006
	(Unaudited)
	(In thousands)
Moving & storage
Revenues	$422,411	$418,493
Earnings from operations	5,435	4,911
Property and casualty insurance
Revenues	10,892	11,667
Earnings from operations	2,266	738
Life insurance
Revenues	33,843	35,835
Earnings from operations	5,047	4,333
SAC Holding II
Revenues	3,551	10,810
Earnings from operations	851	3,011
Eliminations
Revenues	(2,029)	(10,187)
Earnings from operations	(5,240)	(4,731)
Consolidated results
Revenues	468,668	466,618
Earnings from operations	8,359	8,262

Listed below are revenues and earnings from operations at each of our operating segments for the first nine months of fiscal 2008 and 2007; for the insurance companies the first nine months ended September 30, 2007 and 2006.

	Nine Months Ended Dec. 31,
	2007	2006
	(Unaudited)
	(In thousands)
Moving & storage
Revenues	$1,478,151	$1,484,952
Earnings from operations	198,906	233,622
Property and casualty insurance
Revenues	30,301	28,995
Earnings from operations	8,304	4,103
Life insurance
Revenues	104,486	112,703
Earnings from operations	10,929	11,687
SAC Holding II
Revenues	28,102	35,824
Earnings from operations	7,926	11,273
Eliminations
Revenues	(13,657)	(22,931)
Earnings from operations	(16,521)	(16,004)
Consolidated results
Revenues	1,627,383	1,639,543
Earnings from operations	209,544	244,681

The Company owns and manages self-storage facilities. Self-storage revenues reported in the condensed consolidated financial statements for Moving and Storage represent Company-owned locations only. U-Haul also provides property management services for storage locations and earns a fee for these services. These storage centers are not owned by the Company and therefore are not reported on the balance sheet and the rental revenues are not reported in the statements of operations (except for SAC Holding II). Self-storage data for both our owned and managed locations for the third quarter of fiscal 2008 and 2007 is as follows:

	Quarter Ended December 31,
	2007	2006
	(Unaudited)
	(In thousands, except occupancy rate)
Room count as of Dec. 31	389	381
Square footage as of Dec 31	34,223	33,566
Average number of rooms occupied	324	326
Average occupancy rate based on room count	83.6%	85.4%
Average square footage occupied	29,073	29,203

AMERCO AND CONSOLIDATED ENTITIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31, 2007	March 31, 2007
	(Unaudited)
Assets	(In thousands)
Cash and cash equivalents	$203,723	$75,272
Reinsurance recoverables and trade receivables, net	179,848	184,617
Notes and mortgage receivables, net	1,988	1,669
Inventories, net	62,150	67,023
Prepaid expenses	39,613	52,080
Investments, fixed maturities and marketable equities	655,189	681,801
Investments, other	166,063	178,699
Deferred policy acquisition costs, net	38,447	44,514
Other assets	161,294	95,123
Related party assets	299,232	245,179
	1,807,547	1,625,977
Property, plant and equipment, at cost:
Land	206,994	202,917
Buildings and improvements	849,515	802,289
Furniture and equipment	317,727	301,751
Rental trailers and other rental equipment	206,644	200,208
Rental trucks	1,716,853	1,604,123
SAC Holding II – PP&E	-	80,349
	3,297,733	3,191,637
Less: Accumulated depreciation	(1,315,937)	(1,294,566)
Total property, plant and equipment	1,981,796	1,897,071
Total assets	$3,789,343	$3,523,048
Liabilities & stockholders’ equity
Liabilities:
Accounts payable & accrued expenses	$269,293	$251,197
AMERCO notes and loans payable	1,427,257	1,181,165
SAC Holding II notes & loans payable, non-recourse to AMERCO	-	74,887
Policy benefits & losses, claims & loss expenses payable	764,519	768,751
Liabilities from investment contracts	350,698	386,640
Other policyholders’ funds & liabilities	10,475	10,563
Deferred income	9,547	16,478
Deferred income taxes	144,699	113,170
Related party liabilities	-	2,099
Total liabilities	2,976,488	2,804,950
Stockholders’ equity:
Common stock	10,497	10,497
Additional paid-in capital	418,848	375,412
Accumulated other comprehensive loss	(40,817)	(41,779)
Retained earnings	932,703	849,300
Cost of common shares in treasury, net	(501,165)	(467,198)
Unearned employee stock ownership plan shares	(7,211)	(8,134)
Total stockholders’ equity	812,855	718,098
Total liabilities & stockholders’ equity	$3,789,343	$3,523,048

AMERCO AND CONSOLIDATED ENTITIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended Dec. 31,
	2007	2006
	(Unaudited)
	(In thousands, except share and per share amounts)
Revenues:
Self-moving equipment rentals	$329,905	$328,149
Self-storage revenues	29,630	31,765
Self-moving and self-storage products and service sales	43,211	46,351
Property management fees	6,925	5,914
Life insurance premiums	27,757	29,454
Property and casualty insurance premiums	7,738	6,555
Net investment and interest income	16,044	12,799
Other revenue	7,458	5,631
Total revenues	468,668	466,618

Costs and expenses:
Operating expenses	269,099	271,891
Commission expenses	41,531	39,316
Cost of sales	26,677	24,970
Benefits and losses	25,290	31,461
Amortization of deferred policy acquisition costs	2,687	4,220
Lease expense	34,010	36,481
Depreciation, net of (gains) losses on disposals	61,015	50,017
Total costs and expenses	460,309	458,356

Earnings from operations	8,359	8,262
Interest expense	(25,227)	(22,131)
Pretax loss	(16,868)	(13,869)
Income tax benefit	6,474	4,389
Net loss	(10,394)	(9,480)
Less: Preferred stock dividends	(3,241)	(3,241)
Loss available to common shareholders	$(13,635)	$(12,721)
Basic and diluted loss per common share	$(0.69)	$(0.61)
Weighted average common shares outstanding:
Basic and diluted	19,746,237	20,922,433

AMERCO AND CONSOLIDATED ENTITIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended Dec. 31,
	2007	2006
	(Unaudited)
	(In thousands, except share and per share amounts)
Revenues:
Self-moving equipment rentals	$1,165,783	$1,181,103
Self-storage revenues	94,754	94,612
Self-moving and self-storage products and service sales	174,420	175,718
Property management fees	14,865	13,747
Life insurance premiums	84,881	91,493
Property and casualty insurance premiums	20,986	18,407
Net investment and interest income	46,832	41,900
Other revenue	24,862	22,563
Total revenues	1,627,383	1,639,543

Costs and expenses:
Operating expenses	827,420	814,078
Commission expenses	142,891	142,457
Cost of sales	95,268	88,734
Benefits and losses	80,159	90,909
Amortization of deferred policy acquisition costs	9,870	14,671
Lease expense	101,205	111,238
Depreciation, net of (gains) losses on disposals	161,026	132,775
Total costs and expenses	1,417,839	1,394,862

Earnings from operations	209,544	244,681
Interest expense	(76,493)	(61,656)
Amortization of fees on early extinguishment of debt	-	(6,969)
Pretax earnings	133,051	176,056
Income tax expense	(51,219)	(69,624)
Net earnings	81,832	106,432
Less: Preferred stock dividends	(9,723)	(9,723)
Earnings available to common shareholders	$72,109	$96,709
Basic and diluted earnings per common share	$3.64	$4.62
Weighted average common shares outstanding:
Basic and diluted	19,820,107	20,910,089

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

Nine Months Ended
December 31, 2006
(In thousands, except share and per share amounts)
AMERCO and Consolidated Entities
Amortization of fees on early extinguishment of debt	$(6,969)
Income tax benefit	2,718
Amortization of fees on early extinguishment of debt, net of taxes	$(4,251)
Amortization of fees on early extinguishment of debt, net of taxes, per common share basic and diluted	$(0.20)
Weighted average shares outstanding: Basic and diluted	20,910,089

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